Exhibit 5.1

101 S Capitol Boulevard, Suite 1900Boise, ID 83702
208.389.9000

February 1, 2021

United States Antimony Corporation
47 Cox Gulch, P.O. Box 643
Thompson Falls, Montana 59873

Re:
Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to United States Antimony Corporation, a Montana corporation (the “Company”), in connection with the proposed issuance and sale by the Company of 15,300,000 shares of the common stock, par value $0.01 per share (the “Common Stock”), of the Company pursuant to the Company’s registration statement on Form S-3 (No. 333-252193) (the “Registration Statement”), as filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on the date hereof.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with the preparation of this opinion letter and as the basis for the opinion set forth below (the “Opinion”), we have examined and relied on originals or copies of such corporate records, certificates of officers of the Company and public officials and such other documents as we have deemed necessary for the purpose of rendering the Opinion.

Based upon the examination described above, subject to the assumptions, qualifications, limitations and exceptions set forth in this opinion letter, we are of the opinion that (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of Montana; (ii) the issuance and sale of the Common Stock pursuant to the Registration Statement has been duly authorized by the Company, and (iii) upon receipt by the Company of the purchase price for the Common Stock, the Common Stock will be validly issued, fully paid and nonassessable.

United States Antimony Corporation
February 1, 2021

In rendering the Opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of all originals of such latter documents. We also have assumed that (i) the Registration Statement and any amendments thereto shall have become effective, (ii) the number of shares of Common Stock to be issued, together with all other shares of Common Stock that are outstanding or reserved for issuance, shall not exceed the number of such shares authorized under the Company’s articles of incorporation, (iii) resolutions authorizing the Company to register, offer, sell and issue the Common Stock shall have been duly adopted and shall remain in full force and effect, and (iv) the Common Stock shall have been issued in compliance with applicable federal and state securities laws.

We do not express any opinion in this letter covering any law other than the Montana Business Corporations Act, the law of the State of New York and the federal laws of the United States, in each case as in effect on the date hereof.

For purposes of this letter, “law of the State of New York” means and is limited to present published statutes of the State of New York, the administrative rules and regulations of agencies of the State of New York as contained in the present published Official Compilation of Codes, Rules and Regulations of the State of New York, and the present published decisions of the courts of the State of New York that in each instance are normally applicable to transactions of the type contemplated by the Registration Statement.

We hereby authorize and consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement and authorize and consent to the references to our firm in the Registration Statement and in the prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required pursuant to Section 7 of the Securities Act or the rules and regulations of the SEC.

Respectfully submitted, /s/ Stoel Rives LLP